                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF AUTODESK INC.
                         -----------------------------



The Registrant owns 100% of the outstanding voting securities of the following corporations, all of which are included in the Registrant's consolidated financial statements:

                                     Jurisdiction of
             Name                    Incorporation
             ----                    --------------
   Autodesk Limited                  United Kingdom
   Autodesk AG                       Switzerland
   Autodesk (Europe) S.A.            Switzerland
   Autodesk AB                       Sweden
   Autodesk Ltd. Japan               Japan
   Autodesk International Ltd.       Barbados
   Autodesk Australia Pty. Ltd.      Australia
   Autodesk GmbH                     Germany
   Autodesk Ges.m.b.H.               Austria
   Autodesk S.A.                     Spain
   Autodesk S.A.                     France
   Autodesk s.r.o                    Czechia
   Autodesk Ltd. Hungary             Hungary
   Autodesk Software limitada        Portugal
   Autodesk S.p.A.                   Italy
   Generic Software, Inc.            Washington
   Autodesk B.V.                     Netherlands
   Autodesk R.F.                     Russia-C.I.S.
   Autodesk Canada Inc.              Canada
   Autodesk Development BV           Netherlands
   Autodesk Far East Ltd.            Hong Kong
   Autodesk Korea Ltd.               Korea
   Autodesk Asia Pte. Ltd.           Singapore
   Micro Engineering Solutions, Inc. Delaware
   Autodesk, Inc. Taiwan             Taiwan
   Ithaca Software                   California
   Autodesk China                    Peoples Republic of China